UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 3, 2007
METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8144 Walnut Hill Lane, Suite 800
Dallas, Texas	75231-4388
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-265-2550
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Amendment to General Purchase Agreement with Lucent Technologies Inc. (d/b/a Alcatel-Lucent)
     On December 3, 2007, MetroPCS Wireless, Inc. (“Wireless”), an indirect, wholly-owned subsidiary of MetroPCS Communications, Inc. (“Company”), and Lucent Technologies Inc. (“Alcatel-Lucent”) entered into an Amendment No. 3 to General Purchase Agreement (the “Amendment”), which amends that certain General Purchase Agreement, effective June 6, 2005, by and between Wireless and Alcatel-Lucent, as amended by that certain Amendment No. 1 to the Original GPA, dated September 30, 2005, and that certain Amendment No. 2 to the Original GPA, dated November 10, 2005 (as so amended, the “Original Amended GPA”, and as amended by the Amendment, the “Amended GPA”). The Amended GPA amends the Original Amended GPA to provide, among other things, for the sale and licensing by Alcatel-Lucent to Wireless of advanced wireless services (“AWS”) code division multiple access (“CDMA”) system products, licensed materials and services, including without limitation, wireless base stations, switches, power, cable and transmission equipment and services. The Amendment extends the initial term of the Original Amended GPA to the earlier to occur of (i) December 31, 2011, or (ii) the date on which Wireless has purchased or licensed products, services and licensed materials under the Amended GPA equal to a sum which Wireless may spend for products, services, or licensed material from Alcatel-Lucent from the effective date of the Original Amended GPA through December 31, 2011 (the “Initial Term”). Upon the conclusion of the Initial Term, the Amended GPA may be renewed at Wireless’ option on an annual basis in accordance with its terms for up to three one-year renewal terms.
     The Amendment amends the Original Amended GPA to add pricing, discounts, credits, and incentives for AWS CDMA system products based on whether Wireless purchases AWS System products for certain geographic areas in which Wireless and its affiliates currently hold AWS licenses (the “Awarded AWS Markets”) exclusively or non-exclusively from Alcatel-Lucent. The Amendment also includes a special incentive for Wireless’ purchase of personal communications services (“PCS”) CDMA products beginning in 2008. The Amendment also requires Wireless to issue purchase orders to Alcatel-Lucent during the fourth quarter of 2007 for products, licensed materials, and services to be delivered in the fourth quarter of 2007 and in the first quarter of 2008 (or, with respect to services, during calendar year 2008) in amounts that are consistent with Wireless’ budget for capital expenditures during such periods. Except as may be permitted under the Amended GPA, if Wireless ceases to purchase PCS CDMA system products in geographic areas in which Wireless and its affiliates hold PCS licenses and AWS CDMA system products in Awarded AWS Markets after electing to purchase exclusively from Alcatel-Lucent in accordance with the Amended GPA, Wireless will lose certain discounts, credits, and incentives and Wireless may have to pay certain liquidated damages based on the difference in prices between exclusive and non-exclusive prices for PCS CDMA and AWS CDMA system products purchased from December 3, 2007 through the end of the Initial Term.
     The Amendment also requires Alcatel-Lucent to provide all equipment delivered and installed by Alcatel-Lucent in selected Awarded AWS Markets by dates agreed to by the parties. The Amendment also amends the Original GPA to require Alcatel-Lucent to compensate Wireless in the event that Alcatel-Lucent does not deliver certain features and functions requested by Wireless for PCS CDMA and AWS system products. The Amendment also amends the Original GPA to allow Wireless, in certain circumstances, to transfer licenses associated with products across all PCS CDMA and AWS CDMA system products.

Item 8.01	Other Events.
Auction Nos. 73 and 76 Application
     On December 3, 2007, the Company, through an indirect wholly owned subsidiary, filed a short form application seeking eligibility to bid in the Federal Communications Commission’s auctions of 700 MHz band licenses (Auction Nos. 73 and 76), the first of which is scheduled to commence on January 24, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: December 7, 2007	By:	/s/ J. Braxton Carter
J. Braxton Carter
Senior Vice President and CFO